UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(a)	Exhibits.

99.1        Press Release dated October 23, 2003.

99.2        Transcript of third fiscal quarter earnings conference call (excluding question and answer portion).

Item 12. Results of Operations and Financial Condition.

On October 23, 2003, the registrant announced its earnings results for the quarter ended September 30, 2003. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, on October 23, 2003, the registrant’s management team hosted a conference call to discuss the earnings press release. A transcript of the call (excluding the question and answer portion of the call) is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

During the question and answer portion of the call, the Company also disclosed that the Company had increased online advertising rates for corporate clients during the third quarter of 2003 and had record order intake for its e-marketing business during the quarter as well.

Safe Harbor Statement

This current report on 8-K contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement and reference should be made to this filing and our other filings with the Securities and Exchange Commission. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Potential risks and uncertainties include, but are not limited to, our historical and future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, general economic conditions, competitors’ actions, fluctuations in quarterly operating results, the company’s reliance on online advertising sales, e-subscriptions (most of which are collected from a few telecom operators) and e-commerce for its revenues, and the likelihood that e-commerce revenue growth will slow as a result of the loss of Web site union as a source of short messaging service revenue growth. Further information regarding these and other risks is included in our registration statement on Form S-3 filed with the Securities and Exchange Commission on September 30, 2003 and in our other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

DATED: October 28, 2003

By:    /s/  Derek Palaschuk

Derek Palaschuk

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2003

99.2	Transcript of third fiscal quarter earnings conference call (excluding question and answer portion).

Exhibit 99.1

SOHU.COM REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

Third Quarter Operating Profit of US$9.2 Million and Revenue Growth of 194%

BEIJING, CHINA, October 24, 2003 — SOHU.COM Inc. (Nasdaq: SOHU), China’s leading online media, communications, commerce and mobile value-added services company, today reported results for the third quarter ending September 30, 2003.

Business Highlights

Highlights for the third quarter 2003:

•	Revenues rise 194% year-on-year to US$22.1 million

•	13th consecutive quarter of double-digit quarterly sequential revenue growth

•	Advertising revenues rise a record-high 138% year-on-year to US$8.7 million

•	Non-advertising revenues grow 248% year-on-year to US$13.3 million through sustained conversion of SOHU’s user base into consumers

•	Gross margins reach 69%

•	Operating profit reaches US$9.2 million with operating profit margins of 42%

•	Strong Q4 03 momentum with expected net income of US$10.5 million to US$11.2 million and earnings per diluted share of US$0.26 to US$0.28

“SOHU is very pleased to report these strong results in the third quarter. We have added yet another quarter to our longstanding track record of strong, diverse and balanced growth as we tap the revenue potential of various business lines. Among the key drivers of our success in this quarter were the growth in brand advertising and search/paid listing as well as our ongoing ability to have our users adopt a broadening variety of fee-based products and services into their daily lifestyle,” said Charles Zhang, Chairman and CEO of SOHU.

Business Results

The third quarter’s financial results reflect the solid foundation of the Company’s sustainable and diversified business model: an expanding corporate online advertising base and a massive paying consumer base. During the third quarter SOHU’s revenues were derived from a well-balanced 40%-60% mix of advertising and consumer business lines.

For the third quarter of 2003, SOHU’s advertising revenue totaled US$8.7 million, a 138% year-on-year improvement well ahead of company guidance. Advertising revenues (consisting of online brand advertising and search/paid listing) accounted for 40% of total revenues in Q3 2003. Advertising revenue gross margins of 77% increased substantially from 60% in the same period a year ago, underscoring how online advertising has grown into a highly scaleable revenue stream.

“We are proud our team accomplished stellar growth in both online brand advertising for large corporate clients and paid listing/search services for thousands of small and medium enterprises. The market for online advertising, paid listing, search and other corporate marketing services is on the rise which offers SOHU, a leading mainstream new media and communications platform in China, opportunities for continued growth momentum,” Victor Koo, COO of SOHU, explained.

For the third quarter of 2003 SOHU’s non-advertising revenues, which are derived from consumer services, grew 248% year-on-year to US$13.3 million and contributed 60% of total revenues. Non-

advertising revenue gross margins reached 63%. Q3 2003 non-advertising revenues consisted of US$12.6 million in e-subscriptions (most of which are from mobile short messaging) and US$0.7 million in e-commerce sales.

“We are confident of the opportunities in China for our wireless services, online games and e-commerce. As these business lines mature, we expect our consumer services to be engines of growth at different times. Our wireless services have been built on the strong foundation of our close cooperation with the mobile operators. We expect quarterly sequential e-subscriptions growth of 12% to 20% in the fourth quarter as SOHU launches new products and widens its reach among consumers. In addition, we will continue to invest in online games and e-commerce,” commented Charles Zhang.

In the third quarter, SOHU organized joint marketing events with popular NBA basketball player Yao Ming, who is now the Company’s official spokesperson. A September 2003 survey by the Chinese Academy of Social Sciences ranked SOHU.COM the leading destination for search by a 28% margin over the second-ranked web site, reflecting the strong consumer brand awareness of SOHU’s flagship product Directory Search.

At September 30, 2003, SOHU’s cash and marketable debt securities balance was US$161.6 million.

During the quarter, SOHU recorded a non-recurring non-cash tax charge of $6.5 million, which will allow the Company to reduce our effective tax rate to under 3% over the next couple of years generating significant benefit for shareholders.

“Through consistent execution SOHU has strengthened its financial metrics with yet another quarter of double-digit sequential revenue growth and our fifth straight profitable quarter, providing a solid basis going forward,” Derek Palaschuk, SOHU’s Chief Financial Officer, commented.

Business Outlook

SOHU estimates total revenues for the fourth quarter 2003 to be between US$24.3 million and US$25.7 million, with advertising revenues of US$9.4 million to US$9.6 million and non-advertising revenues of US$14.9 million to US$16.1 million. Fourth quarter net income is expected to be between US$10.5 million and US$11.2 million or US$0.26 to US$0.28 per diluted share.

“We are confident of our well-balanced, diversified business model’s sustainable growth prospects as well as SOHU’s ability to capture the benefits of the growing market in China,” concluded Charles Zhang, Chairman and CEO of SOHU.COM.

Safe Harbor Statement

This company’s announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until the release of SOHU’s next quarterly earnings announcement; however, SOHU reserves the right to update its Business Outlook at any time for any reason. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SOHU’s historical and possible future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, and the company’s reliance on online advertising sales, e-subscriptions (most of which are collected from a few telecom operators) and e-commerce for its revenues. Further information regarding these and other risks is included in SOHU’s Annual Report on

Form 10K for the year ended December 31, 2002, Quarterly Report on Form 10Q for the quarter ended June 30, 2003 and other filings with the Securities and Exchange Commission.

Conference Call

SOHU’s management team will host a conference call at 8:30 PM EST, October 23, 2003 (8:30 AM on October 24, 2003 in the Hong Kong/China time zone) following the quarterly results announcement.

The conference call will be available on web cast live and replay at:

http://www.sohu.com/about/English/conference.htm

Conference call dial-in details: TELEPHONE: from within U.S.A. at (1)773-756-4618; from Hong Kong at (852) 2258-4002; or from China at 10-800-852-0823 (toll free), PASSCODE: 7827815, LEADER: Caroline Straathof.

Instant replay dial-in numbers (available for 24 hours): TELEPHONE from within U.S.A: (1-402) 220-0229; or from Hong Kong at (852) 2802-5151; PASSCODE: 706700.

About SOHU

SOHU.com is one of China’s most recognized and established Internet brands and indispensable to the daily life of millions of Chinese who use the portal for e-mail, alumni club, short messaging services, news, search, games, browsing and shopping. Apart from continuous product and services development, SOHU.com also concentrates its efforts on making the Internet ubiquitously available, whether in the office, at home or on the road. SOHU.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its seventh year of operation.

For further information:

Caroline Straathof

SOHU Investor Relations and Communications

Tel: +86 10 6510 1379

E-mail: ir@sohu-inc.com

http://www.sohu.com/about/English/

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2003	Jun. 30, 2003	Sep. 30, 2002	Sep. 30, 2003	Sep. 30, 2002
Revenues:
Advertising	$8,748	$6,801	$3,674	$20,025	$9,548
Non-advertising	13,332	12,548	3,834	35,815	8,617

Total revenues	22,080	19,349	7,508	55,840	18,165

Cost of revenues:
Advertising	1,973	1,750	1,472	5,325	4,430
Non-advertising	4,928	4,521	1,871	13,103	4,919

Total cost of revenues	6,901	6,271	3,343	18,428	9,349
Gross profit	15,179	13,078	4,165	37,412	8,816

Operating expenses:
Product development	1,968	1,926	1,474	5,642	3,959
Sales and marketing	2,839	2,528	1,862	7,366	5,749
General and administrative	1,181	1,312	955	3,575	2,906

Total operating expenses	5,988	5,766	4,291	16,583	12,614

Operating profit/(loss)	9,191	7,312	(126)	20,829	(3,798)

Other income/(expense)	(552)	(129)	(67)	(743)	(103)
Interest income	532	343	305	1,202	934

Net income/(loss) before taxes	9,171	7,526	112	21,288	(2,967)

Income tax provision	6,500	—	—	6,500	—

Net income	2,671	7,526	112	14,788	(2,967)

Basic net income/(loss) per share	$0.07	$0.21	$0.00	$0.42	$(0.08)

Shares used in computing basic net income/(loss) per share	35,824	35,286	35,715	35,289	35,660

Diluted net income/(loss) per share	$0.07	$0.19	$0.00	$0.37	$(0.08)

Shares used in computing diluted net income/(loss) per share	39,176	40,036	37,413	40,004	35,660

SOHU.COM INC.

CONSOLIDATED SUMMARY BALANCE SHEET DATA

(UNAUDITED, IN THOUSANDS)

	Sep. 30, 2003	Dec. 31, 2002
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$161,555	$44,211
Accounts receivable, net	11,814	3,954
Prepaid and other current assets	2,945	2,009
Fixed assets, net	5,574	6,012
Loans to related parties	—	4,827
Other assets	5,891	959

	187,779	61,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	15,839	5,119
Deferred revenues	4,028	1,622
Long term debt	90,000	—

Total liabilities	109,867	6,741

Shareholders’ equity	77,912	55,231

	$187,779	$61,972

SOHU.COM INC.

SEGMENT INFORMATION

(UNAUDITED, IN THOUSANDS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2003	Jun. 30, 2003	Sep. 30, 2002	Sep. 30, 2003	Sep. 30, 2002
Revenues:
Advertising	8,748	6,801	3,674	20,025	9,548
Non-advertising:
E-subscription	12,640	11,564	2,582	32,882	5,348
E-commerce	692	984	1,207	2,851	3,035
Other	—	—	45	82	234

Subtotal non-advertising revenues	13,332	12,548	3,834	35,815	8,617

Total revenues	22,080	19,349	7,508	55,840	18,165

Cost of revenues:
Advertising	1,973	1,750	1,472	5,325	4,430
Non-advertising:
E-subscription	4,299	3,630	888	10,575	2,104
E-commerce	629	891	983	2,528	2,551
Other	—	—	—	—	264

Subtotal non-advertising cost of revenues	4,928	4,521	1,871	13,103	4,919

Total cost of revenues	6,901	6,271	3,343	18,428	9,349

Gross profit	15,179	13,078	4,165	37,412	8,816

Exhibit 99.2

SOHU.COM

THIRD QUARTER 2003 EARNINGS REPORT

CONFERENCE CALL

Conference Call Transcript

October 23, 2003 8:30 PM EST

Caroline Straathof

Thank you for joining Sohu.com to discuss the financial results for the Third quarter 2003. Today, Charles Zhang, CEO and Chairman of the Board, who will give you an update on the Company’s corporate strategy and direction; Victor Koo, COO, who will discuss the business results of the 3rd Quarter. After Victor, Derek Palaschuk, Chief Financial Officer, will discuss the financial results for Q3 2003. Then we will open the floor for questions.

Except for the historical information contained herein, the matters discussed in this conference call are forward looking statements involving risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not limited to, SOHU.com historical and future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results and the company’s reliance on online advertising sales, mobile phone related e-subscriptions revenue and e-commerce for a significant portion of its revenues. Further information regarding these and other risks is included in Sohu.com’s 10K annual report and in its other filings with the Securities and Exchange Commission.

Thank you for your patience. Now, I would like to introduce Charles Zhang, CEO and Chairman of the board.

Charles Zhang

We have added yet another quarter to our longstanding track record of strong, diverse and balanced growth as we tap the revenue potential of various business lines. We have taken our revenue base and earnings power to a new level as our revenues increased by 194% from a year ago and our operating profit reached 9.2 million. I am also pleased that we have good visibility for the 4th quarter and expect quarterly revenue growth of 10 to 17 percent and earnings per share of 24 to 28 cents.

This proves again that our business model of Diversified and Balanced revenues is a sustainable growth strategy in the dynamic Chinese market.

I would like to share with you some obvervations, which make me confident about Sohu’s future.

Firstly, Online Advertising continues to exceed our expectations. Brand Advertising by large corporates demonstrates its staying power, reflecting Chinese companies’ full acceptance of the PC based online media.

These companies now understand that Sohu has developed into a leading mainstream online media asset, with millions of young people accessing Sohu for their daily news and information intake. I see again and again how the Internet is becoming more important as a means of information and communication in China.

I first started Sohu as a search engine and I am pleased that we now provide paid search and listings to over 47,000 companies in China. This is a steadily growing business in which SOHU, the Search Fox, enjoys a leadership position.

My second observation is that we continue to successfully turn our users into paying consumers, leveraging our online content, large user base and strong brand. As our users adopt our products and services into their daily lifestyle, we expect each of these consumer services to be an engine of growth at different stages in Sohu’s development.

I realize there has been considerable attention to the growth prospects of our wireless business, including the policies of the mobile operators. I personally spend a considerable amount of time communicating with the operators on strategy and product development. In fact, now I am joining you on this call from Guilin China where I am attending a meeting with China Mobile.

I am confident that the operators’ support of their cooperation with Sohu is stable and long term. I say this because Chinese consumers are demanding more value-added services besides voice, which Sohu can provide. The win-win relationship exists because Sohu brings unique content which adds to the entertainment value of the mobile phone. Furthermore, I believe China offers Sohu opportunity for continued wireless growth and that we are still in the early stages of this industry. Our Q4 guidance with our e-subscriptions revenue growing quarterly by 12% to 20% reflects this in the fourth quarter as SOHU launches new products and widens its reach among consumers.

And the third key point I would like to make is the market opportunity where Sohu is a leader. Even at 70 million users to date, the internet in China is still at an early stage of growth. China is now the second largest market and in the coming years is expected to overtake the US as the largest Internet market in the world.

The financial results of this quarter show yet again that our investors can have confidence in the ability of our capable local employees and management.

I will now let Victor Koo talk you through SOHU’s business operations, so you understand what is driving our growth and why we believe SOHU is the best-positioned company to capture the growth opportunity of the Internet in China. Until now, I am still not satisfied with our level of revenues and profitability given that we have millions of people visiting our website every day. Over the next 10 years, I hope to build SOHU into one of the most profitable and successful companies that China has seen.

Victor?

Victor Koo

Thank you Charles. Thanks for being with us today and I will review with you our Third quarter operations.

The main points of our record third quarter results are:

•	Q3 was a strong quarter for SOHU’s Advertising Business, reflecting how users and advertisers alike now see the Internet as a mainstream media and entertainment platform in China.

•	The market for online advertising, paid listing, search and other corporate marketing services is clearly on the rise. This offers SOHU, a leading mainstream new media and communications platform in China, opportunities for continued growth momentum.

•	As for our mobile messaging services, while we may have experienced a short-term small bump-in-the road in Q3, we see growth momentum for wireless services in Q4 and beyond.

Let me briefly discuss how each of our main product lines contributed to the Third Quarter’s success.

        Turn first to advertising business

SOHU’s advertising did particularly well in the Third Quarter above our expectations.

We are proud our team accomplished stellar growth in both online brand advertising for large corporate clients and paid listing/search services for our small and medium enterprises.

In Q3 we had a record high number of advertisers. Clearly online advertising has been elevated to a higher level. (369 advertisers in Q3, vs 304 in Q2)

We see again and again how key events drive people to the Internet, bringing this new medium to a higher level in competition with traditional media. A recent example is China’s first manned space mission just over one week ago. Sohu.com featured large amounts of primary source materials, interviews and online chats. We held an online chat with one of the spacecraft designers on the day of the landing, which attracted over 50,000 unique visitors.

As in previous quarters we continue to see increased participation in online advertising from a more diversified group of industries including automotives, telecom, fast moving consumer goods, pharmaceuticals, cosmetics, financial services and property.

We had a strong order intake during Q3 that gives us good visibility for the fourth quarter.

One of this year’s priorities at SOHU is that we are investing back in the business in brand and product. We have already scored high profile successes this year that strengthen SOHU’s web leadership in Media and Sports — including our exclusive agreements with the National Basketball Association and Yao Ming — and in the 3rd quarter this trend continued. During the 3rd quarter SOHU organized joint marketing events with popular NBA basketball player Yao Ming, who is now the Company’s spokesperson. This supports the SOHU brand name with our core market of young urban consumers, for many of whom Yao Ming is the most admired role model in society.

        Sohu.net

Our second business line within Advertising is the Search based revenues and other marketing services for small and medium sized enterprises which continued to show strong growth in the Third Quarter. Our customer base among the small and medium enterprises expanded to over 47,000 companies at the end of the Third Quarter, up from 40,000 at the end of Q2.

Consumer brand awareness of SOHU’s flagship product Directory Search is strong, with a September 2003 survey by the Chinese Academy of Social Sciences ranking SOHU the leading destination for Search by a 28% margin over the second-ranked web site.

We believe Sohu has unique strategic advantages versus the competition. They are:

1.	Quality of our proprietary Directory Search Product developed over the past 7 years;

2.	Our heavy user traffic and strong brand association with Search, as our company name means Search Fox in Chinese, and

3.	First Mover Advantage in offering paid listing.

In conclusion, advertising is a Core Business for Sohu and we expect additional growth in this business line for the 4th quarter as evidenced by our guidance where we expect Q4 03 advertising revenues to be a minimum of $9.4 million.

Next, let me discuss our non-advertising, or consumer business revenue during the third quarter.

As Charles already mentioned, within the consumer business area we expect different business lines to be an engine of growth at different stages in the Company’s development.

        E-subscriptions

In Q3, 92% of our non-advertising revenue is from e-subscriptions, most of which are collected from the mobile phone through revenue sharing arrangements with China Mobile and China Unicom. We presently have revenue sharing contracts with 11 subsidiaries of China Mobile and one nation-wide contract with China Unicom. There is strong user acceptance of our products, including dating and friends matching, paid alumni club, mobile e-mail and content services.

As we have factored into our Q3 03 revenue guidance and explained to investors in our last conference call, e-subscriptions took a short-term breather after 6 quarters of phenomenal growth. But as Charles already explained, we remain confident of the long-term growth potential of this business line. Product innovation, including Multimedia messaging services (MMS), and marketing continue to be important growth drivers in this business area.

        Online Game

During the Third Quarter we restarted the rollout of our game Knight Online, which we licensed from a Korean company Mgame, formerly known as Wizgate. As we explained in our previous conference call, the roll-out was affected in the second quarter by Sars. As we continued to establish our distribution channels and marketing, we achieved no material revenues in Q3 03 while our platform is being established. Online games is an important part of our long term strategy.

        In Conclusion

The Internet in China offers great opportunities and we are confident in our ability to capture the benefits of this growing market. Our momentum provides the ability to scale up our business to achieve sustainable, long-term growth and profitability.

This concludes my part of the presentation. Now it is Derek Palaschuk’s turn, our Chief Financial Officer, to discuss some of the financial aspects of SOHU’s quarterly results.

Derek Palaschuk

I.  Introduction

A. Thanks Victor. Q3 was another landmark quarter for Sohu as we increased our Operating Profit by US$ 1.9 million from the previous quarter to $9.2 million. We did this on the back of our 13th consecutive quarter where we achieved double digit sequential revenue growth. Cash flow without working capital was well over 10 mln. Our operating margins reached 42% and we believe there is further upside on the scalability of our model.

B. Rather than repeating what you have already read in the press release and to leave more time for the Q&A, I will just explain our one time non cash tax charge in a bit more detail and talk about our accounts receivable before I finish with my closing comments.

II. During the quarter, Sohu recorded a non recurring non cash tax charge of $6.5 million which will allow us to reduce our effective tax rate to under 10% in Q4 and under 3% in 2004 and 2005 generating significant benefit for shareholders. Again I would like to emphasize this charge is non recurring and non cash and results in a significant tax savings.

III. Balance Sheet

We are also pleased with our accounts receivable control with a Q3 DSO of 49 days down from 56 days in Q2 and down from 67 days in Q1. Our September 30, 2003 accounts receivable balance of 11.5 million includes $4.9 million of receivables related to our advertising business and $6.9 million for e-subscriptions. As in the past, we had a regular collections from our mobile operators with the balance of e subscriptions accounts receivable balance of US$ 6.9 million declining from 7.8 million at June 30, 2003 (was US$4.8 million at March 31, 2003). I would like to emphasize we have never had a bad debt from a mobile operator.

IV. Before we proceed to the Q&A, I would like to make a few closing comments on the long term business outlook for Sohu which we believe will lead to continued long term growth and profitability

We believe, as reflected in our guidance, that Sohu will have strong momentum in revenue growth and profitability in Q4. We will have over 10% sequential growth, our 14th such quarter, and operating income will be over 10 million. We are pleased that for the full year 2003 we expect our revenues to be in excess of 80 million and operating profit in excess of 30 million. As Q4 is 2004 budget time, looking forward, we know that Sohu will need to substantially improve on our 2003 financial performance. Our stable management team, top internet brand, strong product innovation combined with the unrivalled growth of the Chinese internet provide exciting opportunities for Sohu and our shareholders.

I look forward to any questions during the Q&A. Moderator, can you please open the floor for questions.